EVERGREEN EQUITY TRUST
                               200 Berkeley Street
                           Boston, Massachusetts 02116


                                October 30, 2000


Evergreen Service Company
200 Berkeley Street
Boston, Massachusetts 02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the "Agreement"), as defined in the Agreement, this is to notify Evergreen Service Company that Evergreen Premier 20 Fund, a series of Evergreen Equity Trust, hereby elects to become a Fund party to such Agreement.

                                        EVERGREEN EQUITY TRUST
                                        on behalf of:
                                        Evergreen Premier 20 Fund


                                        By:________________________________
                                              Elizabeth A. Smith
                                              Assistant Secretary


Accepted and Agreed:

EVERGREEN SERVICE COMPANY


By:___________________________
     Ann Marie Becker
     Managing Director

    Dated as of October 30, 2000